SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

FOOD TECHNOLOGY SERVICE, INC.
(Name of Registrant as specified in its Charter)

(Name of person(s) Filing Proxy Statement, if Other than the Registrant)

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FOOD TECHNOLOGY SERVICE, INC.
502 Prairie Mine Road
Mulberry, Florida 33860

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 21, 2003

TO THE SHAREHOLDERS OF FOOD TECHNOLOGY SERVICE, INC.:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of the Shareholders of Food Technology Service, Inc., a Florida corporation (the “Company”) will be held at The Club at Eaglebrooke, 1300 Eaglebrooke, Lakeland, Florida 33813, on May 21, 2003, at 9:00 a.m., local time, to act on the following matters:

     To elect six (6) persons to serve as directors of the Company until the 2004 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

     To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on April 23, 2003, are entitled to receive notice of, and to vote at the Annual Meeting.

     A Proxy Statement and form of Proxy are enclosed.

     You are cordially invited to attend the meeting. Whether or not you expect to be present, please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors

Richard G. Hunter, Ph.D. President

April 25, 2003 Mulberry, Florida

FOOD TECHNOLOGY SERVICE, INC.
502 Prairie Mine Road
Mulberry, Florida 33860

PROXY STATEMENT
2003 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 21, 2003

GENERAL INFORMATION

     This Proxy Statement is being furnished to the holders (“Shareholders”) of the common shares, par value $.01 per share (the “Common Shares”), of Food Technology Service, Inc., a Florida corporation (the “Company”) in connection with the 2003 Annual Meeting of Shareholders to be held on May 21, 2003, at 9:00 a.m. (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at The Club at Eaglebrooke, 1300 Eaglebrooke, Lakeland, Florida 33813. This Proxy Statement is first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 25, 2003.

     At the Annual Meeting, Shareholders will be asked to consider and vote on the election of six (6) persons to serve as directors on the Board. The Shareholders will also be asked to transact such other business as may properly come before the meeting or any adjournment thereof.

     A copy of the Company’s Annual Report for 2002 is enclosed.

VOTING SECURITIES

     The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on April 23, 2003, as the record date (the “Record Date”) for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 23, 2003, there were 11,001,038 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of those shares represented at the meeting is necessary for the election of the nominees as directors.

ELECTION OF DIRECTORS

     The Company currently has six (6) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated six (6) persons to stand for election as a Director, to serve until the 2004 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

Nominees for Director

     Each Director of the Company serves as a Director for a term of one (1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five (5) years or more, and other biographical information.

     Richard G. Hunter, Ph.D., age 51, was elected President, Chief Executive Officer and Director on September 11, 2001. Dr. Hunter was formerly Deputy State Health Officer of the Florida Department of Health from 1995 to September 2001 and Assistant State Health Officer from 1989 to 1995.

     Thomas J. Daw, age 64, has served as a Director since July 19, 2000 and currently acts as Chairman. He brings over 40 years of sales and marketing experience with ConAgra and Rath Packaging Company. He designed and implemented ConAgra’s successful “Country Pride” brand of fresh prepackaged poultry. He served as Vice President of Sales of the ConAgra Butterball Division. Prior to retirement after 22 years with the company, he was Vice President of ConAgra’s Western Retail Division.

     Frank M. Fraser, age 67, served as a director of the Company from May 1992 through September 1993. He was reelected as a director in July 1996. In June 1964, Mr. Fraser joined Atomic Energy of Canada Limited (now MDS Nordion) as a project engineer. He served in various positions with MDS Nordion until May 1998, when he retired as Vice President of Market Development. He is a Director of the Canadian Irradiation Centre Laval, Quebec. He is also the Canadian delegate to the International Consultative Group on Food Irradiation and has chaired the International Meeting on Radiation Processing.

     David Nicholds, age 56, has served as a director of the Company since September 1998. He is the Vice President, General Counsel and Corporate Secretary of MDS Nordion. He joined MDS Nordion in 1989. He is a board director for a number of companies in North America and Europe and has been involved in corporate governance and the irradiation industry for many years.

     John T. Sinnott, M.D., F.A.C.P., age 54, received his medical degree from the University of South Alabama College of Medicine in 1978. Since 1991, he has been Director of the Microbiology Laboratory, South Florida Regional Bone and Tissue Bank, Tampa, Florida. He is also a Professor in the Department of Pediatrics; an Associate Professor of Surgery; Director of Infectious Diseases and Tropical Medicine, Department of Internal Medicine; and a member of the Teaching Faculty, Center for HIV Education and Research with the University of South Florida College of Medicine. He became a director of the Company in 2002.

     Michael W. Thomas, age 46, joined MDS Nordion in 1980 and has worked in each of that company’s major business segments. Since August 1998, he has occupied his present position as Vice President and Chief Financial Officer and prior to that he was the Director of Engineering and Commercial operations for the Gamma Sterilization Business Segment of MDS Nordion. He became a director of the Company in 2002.

     Except with respect to Messrs. Nicholds and Thomas, who are appointees of MDS Nordion, (See “Certain Relationships and Related Transactions”), there are no arrangements between any Nominee and any person pursuant to which he was, or will be, selected as a Director.

Director Meetings and Committees

     During the year ended December 31, 2002, the Board of Directors of the Company held a total of five (5) meetings. Each of the Directors attended at least 80% of the Board meetings held.

     The Board of Directors has a standing Audit Committee, which is the only committee of the Board. The Audit Committee of the Board of Directors, currently comprised of Messrs. Daw and Fraser, held one meeting during 2002, which both Committee members attended.

     The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, and received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year 2002 for filing with the Commission.

Compensation of Directors

     On March 1, 2001, the Board of Directors approved a compensation package to “outside” directors by granting them options to purchase 6,000 shares annually and $500 cash per board meeting. The options, which expire five (5) years from the date of grant, are exercisable at the fair market value on the date of grant. During the year ended December 31, 2002, the Company granted options to purchase 18,000 shares to Messrs. Fraser, Daw and Sinnott. Such options are exercisable at $.91 per share. Non-employee Directors are also reimbursed for out-of-pocket expenses.

Executive Officers’ Compensation

     The following table is a summary of the cash and non-cash compensation paid to or accrued for the past two (2) fiscal years for the Company’s Chief Executive Officer. There are no other officers or individuals whose compensation exceeded $100,000 for the year ended December 31, 2002.

Summary Compensation Table

				Long-Term
	Annual Compensation			Compensation Awards

Name and	Fiscal			Restricted	Securities
Principal Position	Year	Salary	Bonus	Stock	Underlying Options

Richard G. Hunter(1)	2002	$100,000	$10,000	—	—
President and Chief Executive Officer	2001	32,692	—	100,000	100,000

(1)	Dr. Hunter assumed the position of President and CEO on September 11, 2001. On September 1, 2001, the Company entered into a five-year employment agreement with Dr. Hunter, which provides for an annual compensation of $100,000. Dr. Hunter received 20,000 shares of the Company’s Common Stock upon commencement of employment and was granted a sixty-day option to purchase 80,000 additional shares at $1.40 per share, the market price on the date of grant. The Company loaned to Dr. Hunter the amount necessary to purchase the 80,000 shares. The loan is forgivable in amounts of 25% on each of the first four anniversaries of employment. Dr. Hunter also received options to purchase 100,000 shares of the Company’s Common Stock exercisable at $1.47 per share, the fair market value on the date of grant. The options vest as to 20% on each anniversary of employment.

Options Granted or Exercised in 2002 and Year End Option Values

     There were no options granted or exercised during 2002 by the Company’s Chief Executive Officer. The following table presents information regarding the number of unexercised Securities Underlying Options at year-end held by the Company’s Chief Executive Officer.

	Number of Unexercised		Value Of Unexercised In-
	Securities Underlying		The-Money Options At
	Options At Year-End		Year-End (1)(2)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard G. Hunter	20,000	80,000	—	—

(1)	The fair market value of the Company’s shares of Common Stock was $.90 on December 31, 2002.

Equity Compensation Plan Information

     The Company has utilized its stock option plans and in the future may continue to utilize such plans to attract, maintain and develop management by encouraging ownership of the Company’s Common Stock by directors, executive officers and other key employees. The following are summaries of the provisions of the Company’s stock option plans. These summaries are qualified in their entirety by reference to the plans. Copies of the plans may be obtained from the Company upon request.

     1992 Incentive and Non-Statutory Stock Option Plan. The Company’s 1992 Incentive and Non-Statutory Stock Option Plan was approved by the shareholders and became effective August 25, 1992 (the “Plan”). The Plan expired on August 25, 2002. The Plan authorized the granting of both Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986 (“ISO”), and Non-Statutory Stock Options (“NSSO”) to purchase Common Stock. All employees of the Company were eligible to participate in the Plan. The Plan also authorized the granting of options to directors and consultants of the Company. A committee designated by the Board of Directors was responsible for the administration of the Plan and determined the employees to be granted options, the period during which each option will be exercisable, exercise price, the number of shares of the Common Stock covered by each option, however, the exercise price for the purchase of shares subject to such an option could not be less than 100% of the fair market value on the date the option is granted. The vesting periods for options granted under the Plan were set forth in an option agreement entered into with the optionee. No option granted pursuant to the Plan were transferable otherwise than by will or the laws of descent and distribution. The committee determined the term of each option, but in no event could such term exceed ten (10) years from the date of grant. Upon the occurrence of a “change in control” of the Company, the maturity of all outstanding options are accelerated automatically, so that all such options become exercisable in full. A “change in control” includes certain mergers, consolidations, reorganizations, sales of assets, or dissolution of the Company. There were 300,000 shares of Common Stock subject to the Plan.

     2000 Incentive and Non-Statutory Stock Option Plan. The Company’s 2000 Incentive and Non-Statutory Stock Option Plan was approved by the shareholders to replace the 1992 Plan. The 2000 Plan, covering 500,000 shares, became effective June 23, 2000. The terms of the Plan are identical to those of the 1992 Plan which are set forth above.

\

     The following table summarizes certain information about the Company’s stock option plans as of December 31, 2002.

			Number of Securities
	Number of Securities		Remaining Available
	To be issued Upon	Weighted Average	For Future Issuance
	Exercise of	Exercise Price of	Under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans

Equity Compensation Plan Approved by Security Holders:
1992 Incentive and Non-Statutory Stock Option Plan	40,200	$2.75	-0-
2000 Incentive and Non-Statutory Stock Option Plan	176,356	$1.71	214,644

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Nordion

     The Company, in September 1990, entered into an agreement with MDS Nordion, the Company’s principal shareholder, (“Nordion”), whereby Nordion agreed to provide irradiation equipment and Cobalt 60 to the Company necessary to operate its irradiation facility. In order to secure payment of the purchase price, additional loans and future advances by Nordion to the Company, the Company and Nordion executed a Convertible Debenture and Mortgage and Security Agreement, both dated January 15, 1992. The balance of the debt at December 31, 2002 was $887,584. This consists of $663,194 US (the “Debt”), plus interest accruing to December 31, 2002 in the amount of $224,390, accruing at the rate of Bank of America’s prime rate in effect from time to time plus 1%.

     On October 22, 1991, the Company entered into a Reimbursement and Indemnity Agreement with Nordion whereby Nordion assisted the Company in obtaining a surety bond in the sum of $600,000 in order to meet State of Florida facility permit bonding requirements. In connection therewith the Company agreed to reimburse Nordion for any liability and expense which Nordion may sustain as a result of its commitments to the bond issuer and secured such obligation under a Mortgage and Security Agreement dated October 22, 1991. The bond continues to be in effect.

     By agreements dated March 6, 2000, April 17, 2000, May 17, 2000 and November 20, 2000, the Company and Nordion agreed and further confirmed that the Debt, and any future advances, including payment of guarantees or indemnities to third parties made by Nordion to the Company’s benefit, shall be convertible at Nordion’s option, at any time, into Common Stock of the Company. The applicable conversion rate is determined based on 70% of the closing price of the Company’s shares listed on NASDAQ, on the last trade date prior to the exercise of the conversion right. Further, by Nordion’s letter dated November 26, 2001, Nordion’s right of conversion of interest accruing on the Debt from January 1, 2002 to January 1, 2004 into shares of the Company has been waived by Nordion.

     On February 4, 2000, in order to simplify and consolidate the existing security interests securing repayment of the (i) Debt and interest. (ii) indemnity and reimbursement obligations arising from guarantees or indemnities provided by Nordion to third parties for the Company’s benefit, and (iii)

future loans or advances, the Company and Nordion, entered into a new Mortgage and Security agreement. Substantially all of the assets of the Company continue to be pledged as collateral against the obligations of the Company to Nordion.

     In addition to Cobalt 60 purchased from Nordion, Nordion has stored an additional amount of Cobalt 60 at the Company’s facility in anticipation of the Company’s future needs. At the end of 2002, there were approximately 836,559 curies of Cobalt 60 both owned and stored at the Company’s facility. Title in and to 286,777 of such curies of cobalt-60 remains the property of MDS Nordion and may be removed by Nordion at any time. On March 2, 2003, the Company purchased from Nordion an additional 800,000 curies of Cobalt 60 for $1,119,413 plus freight and installation.

     In the past, under the terms of its agreement with Nordion, the Company was under some circumstances prohibited from processing any product other than food and related products. In 2001, MDS Nordion removed this restriction.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of April 23, 2003, the ownership of Common Stock of the Company of (i) all persons known by the Company to own beneficially 5% or more of such Common Stock, (ii) each current and proposed director and officer of the Company and (iii) all current and proposed directors and officers as a group, together with their percentage holdings at such date. The addresses of all holders of 5% or more of the Common Stock are included in the table.

Name and Address	Amount and Nature		Percentage
of Beneficial Owner	of Beneficial Owner		of Class

MDS Nordion	5,221,905	(1)	42.9%
447 March Road-Kanata Ontario
Canada K2K 1X8
Richard G. Hunter, Ph.D.	120,000	(2)	1.1%
Thomas J. Daw	26,356	(3)	*
Frank M. Fraser	28,000	(4)	*
David Nicholds	5,221,905	(1)	38.1%
Michael W. Thomas	5,221,905	(1)	38.1%
John T. Sinnott, M.D. F.A.C.P	6,000	(5)	*
All Directors and Officers as a group (6 persons)	5,402,261	(6)	44.4%

*	Less than 1%

1)	Includes 1,105,323 shares of Common Stock which are issuable upon conversion of $663,194 of indebtedness owed Nordion by the Company, based on the market price of the Company’s shares of Common Stock on April 15, 2003 ($.86 per share). See “Certain Relationships and Related Transactions-Agreements with MDS Nordion.” Messrs. Nicholds and Thomas are the designees of Nordion to serve on the Company’s Board of Directors. Messrs. Nicholds and Thomas own less than 1% of the Capital Stock of MDS Nordion and they disclaim beneficial ownership of the Common Stock of the Company which Nordion owns or has the right to acquire. Approximately 100% of the outstanding shares of Nordion’s Common Stock is owned by MDS Inc., a Canadian Corporation, whose shares are traded on the Toronto Stock Exchange.

2)	Includes 20,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

3)	Includes 10,356 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

4)	Includes 15,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

5)	Includes 6,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

6)	Includes shares underlying options which are currently exercisable or exercisable within the next sixty (60) days and shares underlying convertible debt.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Company believes that the reporting requirements, under Section 16(a) of the Exchange Act, for all its executive officers, directors, arid each person who is the beneficial owner of more than 10% of the Common Stock of a company were satisfied

SOLICITATION COSTS

     The Company will bear the costs of preparing, assembling and mailing the Proxy Statement and the 2002 Annual Report in connection with the Annual Meeting.

SHAREHOLDER PROPOSALS

     Eligible Shareholders who wish to present proposals for action at the 2004 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the President no later than January 2, 2004 for inclusion in next year’s Proxy Statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 2004 Annual Meeting.

OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.

By Order of the Board of Directors

Richard G. Hunter, Ph.D. President

April 25, 2003 Mulberry, Florida

FOOD TECHNOLOGY SERVICE, INC.

Annual Meeting of Shareholders May 21, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Shares of Food Technology Service, Inc., a corporation organized under the laws of the state of Florida, does hereby appoint Richard G. Hunter and Thomas J. Daw, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Food Technology Service, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on April 23, 2003, at the Annual Meeting of Shareholders of Food Technology Service, Inc. to be held at The Club at Eaglebrooke, 1300 Eaglebrooke, Lakeland, Florida 33813, on May 21, 2003, at 9:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.	ELECTION OF DIRECTORS

Richard G. Hunter, Ph.D.; Thomas J. Daw; Frank M. Fraser; David Nicholds; John T. Sinnott, M.D., F.A.C.P.; and Michael W. Thomas

☐	FOR ALL NOMINEES LISTED ABOVE FOR (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE ALL NOMINEES LISTED ABOVE

(Instructions: To withhold authority to vote for any individual nominee, write that Nominee’s name on the space provided below.)

2.	In their discretion, on such other business as may properly come before the meeting.

PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

(Please Sign and Date on Reverse Side)

(Continued from other side)

(Please sign, date, and return this proxy card exactly as your name or names appear below, whether or not you plan to attend the meeting.)

☐	I plan to attend the Annual Meeting	☐	I do not plan to attend the Annual Meeting.

Date:		, 2003

Signature(s):

Title or Authority (if applicable)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory